Exhibit (p)(4)
                                  Deutsche Bank

                          Deutsche Asset Management
                              Global Code of Ethics
                                       For
                    Deutsche Asset Management (Asia) Limited
                  Deutsche Asset Management (Hong Kong) Limited



                               [GRAPHIC OMITTED]










                                                            Deutsche Bank [LOGO]

Code of Ethics                                              Deutsche Bank [LOGO]
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 Original Issue Date:                     18 Mar 2004
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 Approver:                                DeAM Compliance
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 Owner:                                   DeAM Compliance
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 Contact Person:                          gopi.bhagu-mirchandani@db.com
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 Classification:                          Policy / Guideline
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 Functional Applicability:                DeAM Compliance
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 Geographic Applicability:                Singapore and Hong Kong
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 Last Revision Date:                      25 May 2005
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 Next Review Date:                        31 May 2006
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 Version:                                 1.0
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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                        2

Code of Ethics                                              Deutsche Bank [LOGO]
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Table of Contents

                                                                                                  Page Number
I.      Overview............................................................................................4

II.     General Rule .......................................................................................4

III.    Definitions.........................................................................................5

IV.     Restrictions........................................................................................6

   A.     General ..........................................................................................6

   B.     Specific Blackout Period Restrictions.............................................................7

   C.     New Issues (IPOs).................................................................................8

   D.     Short -Term Trading...............................................................................8

   E.     Restricted List...................................................................................9

   F.     Private Placements ...............................................................................9

V.      Compliance Procedures...............................................................................9

   A.     Pre-Clearance ....................................................................................9

   B.     Reporting Requirements............................................................................9

   C.     Confirmation of Compliance with Policies..........................................................10

VI. Other Procedures/Restrictions...........................................................................11

   A.     Service on Boards of Directors....................................................................11

   B.     Outside Business Affiliations.....................................................................11

   C.     Gifts.............................................................................................11

   D.     Rules for Dealing with Governmental Officials and Political Candidates ...........................12

   E.     Confidentiality ..................................................................................12

VII.  Sanctions ............................................................................................12

VIII. Interpretations and Exceptions .......................................................................13






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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                        3

Code of Ethics                                              Deutsche Bank [LOGO]
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I.       Overview
-----------------

This Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities of employees connected with the investment management of US registered investment companies, as categorized in the Definition Section and such other employees that the Compliance Department may determine from time to time, in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act").

This Code supplements the Deutsche Asset Management Personal Account Dealing Rules for each of the affected entities. Each region either managing US registered Investment Companies or whose Employees have access to a DeAM global research database must implement and abide by this Code. Regional differences may be noted within this code to conform to local regulation(1). Each affected Employee must observe local Personal Account Dealing Rules, as well as abide by the additional principles and rules set forth in this Code, and any other applicable legal vehicle or division specific policies and obligations.

In addition to the Code and all applicable legal vehicle or division specific policies and obligations, please also see the Deutsche Bank Global Compliance Core Principles ("GCCP")(2) . The GCCP set forth core principles regarding a wide range of regulatory and conduct related issues, and provide guidance to promote the highest standards of ethical conduct. It is essential for all Deutsche Bank employees to understand and adhere to Deutsche Bank<180>s commitment to act with fairness, decency and integrity in all of its business dealings.

II.      General Rule
---------------------

Employees may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to,
Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Employee (as defined below) shall conduct any of the following acts upon a US registered investment company:

         o        To employ any device, scheme or artifice to defraud;

         o To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;

         o To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

         o        To engage in any manipulative practice.


-----------------

(1) The footnotes will provide guidance as to the application to Deutsche Asset Management (Asia) Limited ("DeAM Asia") and Deutsche Asset Management (Hong
Kong) Limited ("DeAM HK").

(2) The GCCP is available at the following link:

http://docbase.backoff.nyc.dbna.com/Policy:/Global/Group/DB Docs/C.
Effective/Global_Compliance_DB Group: Global Compliance Core Principles


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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                        4

Code of Ethics                                              Deutsche Bank [LOGO]
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III.     Definitions
--------------------

 A. "Adviser" 3 shall mean any asset management legal entity that has (1) individuals who manage or deal on behalf of an Investment Company registered under the Investment Company Act or (2) employees who create and post research to a global research platform.

 B.     "Investment   Company"  shall  mean  a  company   registered  under  the
        Investment Company Act or any series thereof for which the Adviser is the investment adviser.

 C.     "Advisory Person" shall mean:

         any employee of the Adviser, or of any company in a control relationship with the Investment Company or the Adviser who in connection with his or her regular functions or duties, makes any recommendation, participates in the determination of which recommendation will be made, or obtains information regarding recommendations for the purchase or sale of a security by an investment company, or any natural person in a control relationship with the Investment Company or the Adviser who obtains information concerning the recommendations made to an investment company with regard to the purchase or sale of a security.

 D. "Access Person" (4)shall mean any officer, director, general partner or Advisory Person of an Investment Company or of an Adviser.

 E. "Employees" is a general term, which shall include all of the Adviser's employees, including Access Persons.

 F. "Employee Related Account"(5) of any person subject to this Code shall mean:

             A. The employee's own Accounts;
             B. The accounts of the employee's spouse/domestic partner and the accounts of minor children and other relatives living in the employee's home;
             C.  Accounts  in  which  the  employee,   his/her   spouse/domestic
                 partner, minor children or other relatives living in the employee's home have a beneficial interest (i.e share in the profits even if there is no influence on voting or disposition of securities);

--------------------

(3) "Adviser" means either DeAM Asia or DeAM HK.

(4) "Access Persons" for the purpose of DeAM Asia and DeAM HK includes all directors of the Board, all department heads, all fund managers and all persons with GERP access. 5 Owners of Employee Related Accounts are to be included within the scope of "connected persons" under the Personal Account Trading Policy and the disclosure of connected persons under Form 5 of DeAM Asia and DeAM HK.

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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                       5

Code of Ethics                                              Deutsche Bank [LOGO]
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         D.       Accounts  (including  corporate  accounts and trust  accounts)
                  over which the  employee  or his/her  spouse/domestic  partner
                  exercises   investment   discretion   or  direct  or  indirect
                  influence or control.

 G. "Securities" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), futures, commodities, securities indices, exchange traded funds, government and municipal bonds and similar instruments, but do not include Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements.

 H. "Mutual Funds" shall include all mutual funds (open-end and closed-end mutual funds), but will exclude shares of open-end money-market funds (unless otherwise directed by Compliance).

IV.      Restrictions
---------------------

For purposes of this Code, a prohibition or requirement applicable to any Employee applies also to transactions in securities for any of that Employee's personal accounts, including transactions executed by that Employee or under any Employee Related Account (see definition under III.F).


 A.      General

         (i) The Basic Policy: Employees have a personal obligation to conduct their investing activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Asset Management ("DeAM") and its clients. Employees must carefully consider the nature of their DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular securities transaction - before engaging in that transaction.

         (ii) Material Nonpublic Information: Employees in possession of material nonpublic information about or affecting securities, or their issuer, are prohibited from buying or selling such securities, or advising any other person to buy or sell such securities.

         (iii) Corporate and Departmental Restricted Lists: Employees are not permitted to buy or sell any securities that are included on the Corporate Restricted List and/or other applicable restricted lists for the adviser.

         (iv) "Frontrunning:" Employees are prohibited from buying or selling securities or other instruments in their Employee Related Accounts so as to benefit from the employee's knowledge of the Firm's or an investment companies trading positions, plans or strategies, or forthcoming research recommendations.


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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                        6

Code of Ethics                                              Deutsche Bank [LOGO]
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 B.      Specific Blackout Period Restrictions


         (i) Access Persons who have access to the trading information of an Investment Company shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any investment company has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn;

         (ii) Access Persons shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security is traded (or contemplated to be traded) by a investment company with which the individual is associated.

         (iii) Access Persons with real time access to a global research sharing system platform (e.g., "GERP", "GFIRP" or "G-Cube"(6)) shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security (a) is added to/deleted from or has its weighting materially changed in the "Model" Portfolio; or (b) has its internal rating upgraded or downgraded.

         (iv) Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities, and their personal investment activities. To avoid potential conflicts, absent specific written approval from Compliance, Employees should not personally invest in securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by the companies. Additional rules that apply to securities transactions by Employees, including the requirement for Employees to pre-clear personal securities transactions and rules regarding how Employee Related Accounts must be maintained, are described in more detail later in this Code.

         (v) Exceptions to Blackout Periods (above items i, ii, and iii only) The following Securities are exempt from the specified blackout periods:

                  o Purchases or sales of securities which are not eligible for purchase or sale by an investment company.


------------------------

(6) GERP (Global Equity Research Portal) is a web-based application (Active Equity businesses) allowing for the publishing and dissemination of research and model portfolios in real-time by the Global Sector Teams, Portfolio Selection Teams, Local Research Teams, designated PIC/PB users and Small Cap Teams to Portfolio Managers, who will use GERP for investment recommendations and portfolio construction for clients. GFIRP (Global Fixed Income Research Portal) is a web based application that allows for the posting and dissemination of fixed income research. G-Cube is a web-based application that combines the securities from GERP and GFIRP. Employees with full access to G-Cube can view equity and fixed income securities.


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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                        7

Code of Ethics                                              Deutsche Bank [LOGO]
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                  o        Where the security is a large cap stock,  it would be
                           within the remit of the relevant regional team head (or alternate) to grant an exemption from this rule if the regional team head is satisfied that there are no open orders or prejudice to DeAM's clients

                  o        Securities Indices

                  o        ETFs   (exchange-traded   funds  -  e.g.,   SPDRs  or
                           "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);

                  o        Government and municipal bonds;

                  o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases

                  o Purchases or sales which are non-volitional on the part of either the Access Person or an investment company.

                  o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities.

 C.      New Issues (IPOs)

         Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering (unless the purchase/subscription would not prejudice an investment company's order) prohibition and this applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

 D.      Short-Term Trading

         Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Deutsche Bank generally discourages short-term trading strategies, and employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance, or compromises the duty that Deutsche Bank owes to its clients and shareholders, will not be tolerated.

         Employees are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities and Mutual Funds within 30 calendar days. The Mutual fund restriction only applies in regions where such holding period are required by local regulation.
         (7)The following are exempted from this restriction:

                  o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;


----------------------

(7) In relation to mutual funds, the 30 days holding limit only applies to open-ended mutual funds, unit trusts and investment linked products which are managed by DeAM Asia or DeAM HK.


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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                        8

Code of Ethics                                              Deutsche Bank [LOGO]
--------------------------------------------------------------------------------

                  o Securities pre-cleared and purchased with a specific stop-limit provision attached.

                  o Securities purchased under an employer sponsored stock purchase plan;

                  o        Mutual  Funds  subject  to  periodic  purchase  plans
                           (i.e., can be sold once within 30 days after a periodic purchase);

                  o Mutual Funds in the DeAM retirement plans (i.e., will be subject to the funds' prospectus requirements regarding holding periods); and

                  o Fixed Income Mutual Funds investing in government bonds with "short-term" in their name.

 E.      Restricted List

         All Deutsche Bank employees are prohibited from buying or selling any securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists.

 F.      Private Placements

         Prior to effecting a transaction in private securities all Employees must first, in accordance with Deutsche Bank policy, obtain the approval of his/her supervisor and then pre-clear the transaction with the Compliance Department. Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the Securities of the same or a related issuer.

V.       Compliance Procedures
------------------------------

All members of staff are subject to their local Deutsche Asset Management Personal Account Dealing Rules(8). The following procedures are either additional requirements necessary because of US regulations or reminders of points pertinent to the adviser.

 A.      Pre-Clearance

All personal securities and closed-end Mutual Fund transactions must be undertaken only with the approval of an officer duly authorized to give such approval by the Adviser. Closed-end Mutual Fund Transactions must be reported to US Legal for review for potential regulatory filings.

 B.      Reporting Requirements


-----------------------

(8) Please refer to the Personal Account Trading Policy for DeAM Asia & DeAM HK.


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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                        9

Code of Ethics                                              Deutsche Bank [LOGO]
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         (i)      Disclosure of Personal Securities Holdings

                  Pursuant to Rule 17j-1 of the Investment Company Act, no later than ten days after an individual becomes an Access Person, he or she must also complete and return a "Personal Securities Holdings Report" that identifies all personal and Employee Related Account holdings in both Securities and Mutual Funds that identifies all personal and Employee Related Account holdings in both Securities and Mutual Funds to Compliance.***

         (ii) Quarterly Personal Securities Trading Reports ("PSTs") Pursuant to Rule 17j-1 of the Investment Company Act, within ten (10) days of the end of each calendar quarter, all Access Persons must submit to Compliance a PST report(9), and shall contain the following information for Securities and Mutual Funds transactions:***

                           o The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                           o        The   nature  of  the   transaction   (i.e.,
                                    purchase,   sale  or  any   other   type  of
                                    acquisition or disposition);

                           o The price at which the transaction was effected and,

                           o        The name of the broker,  dealer or bank with
                                    or   through   whom  the   transaction   was
                                    effected.

                  Mutual Funds subject to periodic purchase plans are not required to be reportedquarterly, but are required to be reported annually.

                  All PSTs that have reportable personal Securities transactions
                  for  the  quarter   will  be   reviewed  by  the   appropriate
                  supervisory and/or Compliance person.

         (iii)    Annual Holdings Report

                  Once each year, at a date to be specified by DeAM Compliance, each Access Person must provide to Compliance an Annual Holdings Report that identifies both Brokerage and Mutual Fund accounts current as of a date not more than 30 days prior to the date of the report. ***

         *** Mutual Funds need only be reported in regions whose local regulations so require.(10)

 C.      Confirmation of Compliance with Policies

--------------------

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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                       10

Code of Ethics                                              Deutsche Bank [LOGO]
--------------------------------------------------------------------------------


        Annually, each Access Person is required to acknowledge either electronically or in writing that he or she has received this Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with this Code, and truthfully completing the Acknowledgment are the obligation of each Employee. In addition, a senior Compliance Officer in each region must confirm to the US that this Global Code has been complied with by all Access Persons and that the required records are on file.

VI.      Other Procedures/Restrictions
--------------------------------------

 A.      Service on Boards of Directors

         Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the regional head of Asset Management and
         Compliance, based upon a determination that these activities are consistent with the interests of the Adviser and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

 B.      Outside Business Affiliations

         Employees may not maintain outside business affiliations (e.g., officer or director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units after consultation with Compliance and disclosure to the Office of the Secretary as required.

 C.      Gifts(11)

         (i)      Accepting Gifts
                  Employees are prohibited from soliciting any personal payment or gift to influence, support or reward any service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of any future service, transaction or business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value.(12)

                  Subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty to Deutsche Bank, relevant laws and regulations, and reasonable conduct on the part of the employee, however, the acceptance of some types of unsolicited, reasonable business gifts may be permissible. The rules are as follows:


----------------------


(11) Please refer to the Gifts, Benefits and Entertainment policy for DeAM Asia & DeAM HK.

(12) Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                       11

Code of Ethics                                              Deutsche Bank [LOGO]
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                  o        Cash  gifts  of  any  amount  are  prohibited.   This
                           includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

                  o Acceptance of non-cash gifts, mementos, tickets for sporting or entertainment events, and other items that are not excessive in value, is generally permitted with Compliance approval, when it is clear that they are unsolicited, unrelated to a transaction and the donor is not attempting to influence the employee.

                  o All gifts with a value of more than an agreed de minimis sum must surrender these gifts into the safekeeping of Compliance for distribution annually by means of a charity draw in which all members of staff may participate.

                  o The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the client, vendor or others, provided that such costs would have otherwise been reimbursable to the employee by Deutsche Bank in accordance with its travel and entertainment and expense reimbursement policies.

 D.      Rules for Dealing with Governmental Officials and Political Candidates

         (i)      Corporate Payments or Political Contributions
                  No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank, or influencing any decision on its behalf.

                           Under the Foreign Corrupt Practices Act, Bank Bribery Law, Elections Law and other applicable regulations, severe penalties may be imposed on Deutsche Bank and on individuals who violate these laws and regulations. Similar laws and regulations may also apply in various countries and legal jurisdictions where Deutsche Bank does business.

 E.      Confidentiality

         Employees must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties, and only on a need-to-know basis.

VII.     Sanctions
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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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Code of Ethics                                              Deutsche Bank [LOGO]
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Any  Employee  who violates  this Code may be subject to  disciplinary  actions, including possible dismissal. In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to sanctions, ranging from warnings and trading privilege suspensions, to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits. All material violations of this Code and sanctions imposed with respect thereto shall be reported to the board of directors of the investment company which respect to which the violation occurred. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

VIII.    Interpretations and Exceptions
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Compliance  shall have the right to make final and  binding  interpretations  of this Code, and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of this Code shall be referred in advance of any contemplated transaction, to Compliance.

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The information  contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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